Exhibit 99.1

Immunome Announces Additional $4.3 Million Award by DOD following Positive Preclinical Testing Results on COVID-19 Variants of Concern

- Additional $4.3 million in funding brings total DOD funding to $17.6 million.

- Antibody cocktail (IMM-BCP-01) is a combination of three antibodies that bind to complementary, non-overlapping regions of the SARS-CoV-2 spike protein.

- Neutralizes South Africa (B.1.351) and UK (B.1.1.7) in live virus testing and Brazil (P.1) and California (B.1.429, also containing B.1.427 mutations) in pseudovirus testing, all of which are CDC-designated “Variants of Concern.”

- Binds to several mutations, including E484Q and L452R, which are associated with the India variant (B.1.617) in mechanistic testing.

Exton, Pa., May 20, 2021 – Immunome, Inc. (Nasdaq: IMNM), a biopharmaceutical company that utilizes its human memory B cell discovery engine platform to discover and develop first-in-class antibody therapeutics, today announced a $4.3 million increase awarded by the U.S. Department of Defense’s (DOD) Joint Program Executive Office for Chemical, Biological, Radiological and Nuclear Defense (JPEO-CBRND), in collaboration with the Defense Health Agency (DHA), for the continued development of an antibody cocktail (IMM-BCP-01) to combat SARS-CoV-2 and its variants. The additional capital comes less than a year after an initial DOD award of $13.3 million, bringing the total commitment to Immunome to $17.6 million. The additional funding is to support expansion of the clinical study following feedback from the FDA. Immunome is continuing efforts towards an IND filing for IMM-BCP-01 in late 2Q/early 3Q 2021.

IMM-BCP-01 contains three monoclonal antibodies that bind to non-overlapping regions of the spike protein with picomolar affinity. The antibodies exhibit combinatorial effects in vitro against multiple SARS-CoV-2 variants, including those exhibiting both increased transmission in the United States and resistance to current antibody therapeutics and vaccines.

“We are thrilled to have secured additional funding from the Department of Defense,” said Purnanand Sarma, Ph.D., President and CEO of Immunome. “We are grateful to the DOD for their continued support and we are eager to move our antibody cocktail into the clinic.”

About Immunome

Immunome is a biopharmaceutical company that utilizes its proprietary human memory B cell platform to discover and develop first-in-class antibody therapeutics that are designed to change the way diseases are treated. The company’s initial focus is on developing therapeutics to treat oncology and infectious diseases, including COVID-19. Immunome’s proprietary discovery engine identifies novel therapeutic antibodies and their targets by leveraging the highly educated components of the immune system, memory B cells, from patients whose bodies have learned to fight off their disease. For more information, please visit www.immunome.com.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding Immunome’s beliefs and expectations regarding the advancement of its oncology and COVID-19 therapeutic antibody programs, execution of its clinical and strategic plans, anticipated upcoming milestones for IMM-BCP-01 and IMM-ONC-01, including expectations regarding therapeutic potential and benefits thereof, and IND filings. Forward-looking statements may be identified by the words “anticipate,” believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “could,” “should,” “seek,” “potential” and similar expressions. Forward-looking statements are based on Immunome’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with: the impact of the COVID-19 pandemic on Immunome’s business, operations, strategy, goals and anticipated milestones; Immunome’s ability to execute on its strategy including with respect to the timing of its R&D efforts, IND filings, initiation of clinical studies and other anticipated milestones; the timing and effectiveness of any antibody therapeutics which may be developed by Immunome; Immunome’s ability to fund operations; and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Immunome’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (SEC) on March 25, 2021, and elsewhere in Immunome’s filings and reports with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Immunome undertakes no duty to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Immunome Contact

Corleen Roche

Chief Financial Officer

Immunome, Inc.

investors@immunome.com

Investor Contact

Laurence Watts

Managing Director

Gilmartin, LLC

laurence@gilmartinir.com

Immunome Media Contact

Megan McGrath or Nick Chang

MacDougall

781-235-3060

mmcgrath@macbiocom.com or nchang@macbiocom.com